UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact Name of Registrant as Specified in Its Charter)

England	13-4942190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place London, United Kingdom	E14 5HP
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.140% Lower Tier 2 Notes due October 2020	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: No. 333-169119

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated October 6, 2010 (the “Prospectus Supplement”) to a prospectus dated August 31, 2010 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-169119), which became automatically effective on August 31, 2010. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth under the headings “Description of Debt Securities” and “Tax Considerations” in the Prospectus and the information set forth under the headings “Description of Lower Tier 2 Notes” and “Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1	Dated Subordinated Debt Securities Indenture, dated as of October 12, 2010, between Barclays Bank PLC and The Bank of New York Mellon, as Trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 6-K (File No. 001-10257) filed with the Commission on October 14, 2010).

4.2	Form of Global Note (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K (File No. 001-10257) filed with the Commission on October 14, 2010).

4.3	Officer’s Certificate pursuant to Sections 1.02 and 3.01 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 6-K (File No. 001-10257) filed with the Commission on October 14, 2010).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Prospectus and Prospectus Supplement filed with the Commission (File No. 169119) on August 31, 2010 and October 8, 2010, respectively).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARCLAYS BANK PLC (Registrant)

Date: October 14, 2010	By:	/S/ STEVEN PENKETH
	Name:	Steven Penketh
	Title:	Managing Director, Capital Issuance and Securitisation

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Dated Subordinated Debt Securities Indenture, dated as of October 12, 2010, between Barclays Bank PLC and The Bank of New York Mellon, as Trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 6-K (File No. 001-10257) filed with the Commission on October 14, 2010).

4.2	Form of Global Note (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K (File No. 001-10257) filed with the Commission on October 14, 2010).

4.3	Officer’s Certificate pursuant to Sections 1.02 and 3.01 of the Indenture setting forth the terms of the Securities (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 6-K (File No. 001-10257) filed with the Commission on October 14, 2010).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided in Item 1 of this Form 8-A by reference to the Prospectus and Prospectus Supplement filed with the Commission (File No. 169119) on August 31, 2010 and October 8, 2010, respectively).